Exhibit 99.1

United States Diesel-Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$885,142
Unrealized Gain (Loss) on Market Value of Futures	(358,096)
Dividend Income	375
Interest Income	1,450
Total Income (Loss)	$528,871

Expenses
General Partner Management Fees	$3,321
Professional Fees	6,421
Brokerage Commissions	591
Non-interested Directors' Fees and Expenses	36
Prepaid Insurance Expense	13
NYMEX License Fee	83
SEC & FINRA Registration Expense	620
Total Expenses	11,085
Expense Waiver	(6,932)
Net Expenses	$4,153
Net Income (Loss)	$524,718

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/16	$6,213,645
Net Income (Loss)	524,718

Net Asset Value End of Month	$6,738,363
Net Asset Value Per Share (400,000 Shares)	$16.85

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612